CHINA HEALTH HOLDING, INC.
                              (CHHH: OTCBB NASDAQ)
                          ACQUISITION LETTER OF INTENT
                        FOR ACQUISITION OF 51% or more of
                     Xi'an Chunhui Pharmaceuticals Co. Ltd.

                                 Nov.28th, 2006


This letter of intent confirms our agreement on the intent of China Health Holding, Inc. (CHHH: OTCBB NASD) proposed acquisition of 51% OR MORE OF Xi'an Chunhui Pharmaceuticals Co. Ltd. Each party understands and agrees that preparation and execution of formal, comprehensive definitive acquisition agreements is required, containing the legal and financial terms as both parties might agree following good faith negotiation. This letter of intent may be executed in three counterparts, each of which shall be deemed an original for all purposes.

     1. "Party A": Xi'an Chunhui Pharmaceuticals Co. Ltd. , having a business address at Suite 1 Huoju Lu, Xi'an Hi-tech Industrial Development Zone, XiAn, Shaanxi Province, P.R.China (referred to as "Party A", hereafter),

     2. "Party B": CHINA  HEALTH  HOLDING INC.  (USA NASD OTCBB:  CHHH),  having
Business Address at 101 Convention Center Drive, Suite 700, Las Vegas, NV 89107-2001 USA And * Canada Address:PARK PLACE, Suite 600 - 666 Burrard Street, Vancouver, BC, Canada V6C 2X8* and MAILING Address for Corporate
Correspondences: C/CCHINA HEALTH HOLDING INC.: PO Box #48610 - 595 Burrard Street Vancouver BC Canada V6C 2X8 (referred to as "Party B", hereafter).

In the spirit of mutual benefits and long term growth and expansion globally of both parties, through friendly and sincere discussion and negotiation, Party A and Party B has mutually agreed to reach the following "LETTER OF INTENT" for acquisition and merger of Xi'an Chunhui Pharmaceuticals Co. Ltd., by China Health Holding Inc.

A. Both Parties have strong intent and mutual support for co-operation and accomplishment of acquisition and merge of Xi'an Chunhui Pharmaceuticals Co. Ltd., by China Health Holding Inc.(CHHH: OTCBB NASD).

B. Party A legally agrees to offer Party B (or it's Nominee) with full legal "FIRST REFUSAL RIGHTS" and legal "exclusive rights" for further acquisition and merge of 51% or more Xi'an Chunhui Pharmaceuticals Co. Ltd. in next 12 months by China Health Holding, Inc.

C. Party A agrees to provide Party B within approximately 60 days after signing this "Letter of Intent" with all necessary supporting documents for the purpose of legal due diligence and audited financial statements (2004/2005/3Q, Ending Sep30,2006) for further completion of 51% or more acquisition of Xi'an Chunhui Pharmaceuticals Co. Ltd., by China Health Holding, Inc. on the basis for mutually fully legally compliances with P.R. China Laws and Regulations and USA SEC rules and NASD rules.

D. Both parties agree that the detailed Party A's valuation, acquisitions legal transactions processing, schedules and payments details will be legally defined by Party A and Party B in further "Definitive Acquisition Agreement", along with Party A's Two (2) Year Audited Financial Statements and Legal Due Diligent Documents and Financial, Legal Evaluations.

E. Party A and Party B agree that they shall start as soon as possible the due diligence process and on the basis of its results further negotiation for the definition of detailed terms of the definitive acquisition agreement for Acquisition of 51% or more Xi'an Chunhui Pharmaceuticals Co. Ltd. by China Health Holding Inc. Both parties agree to make available and grant access to any corporate or financial information as is reasonably necessary to conduct a due diligence review. Both parties shall take reasonable good faith efforts promptly to provide the other party or its counsel such documents as may reasonably be requested in writing. All rights and obligations of the parties will be subject to negotiation and execution of a definitive acquisition agreement among the parties and completion of the due diligence and other matters set forth above and further.


The effective date of this Letter Of Intent will be on Nov.28th 2006 as both parties are legally agreed and signed as below:

"Party A" (The "Target"):
Xi'an Chunhui Pharmaceuticals Co. Ltd.

Agreed and Signed and Sealed by:

/s/ Liyun Chou
The President/CEO : Liyun Chou, an authorized signatory
Xi'an Chunhui Pharmaceuticals Co. Ltd.
Suite 1 Huoju Lu, Xi'an Hi-tech Industrial Development Zone
Xi'an, Shaanxi province, P.R.China

Address:
Date: Nov.28. 2006

And

"Party B" (The "Acquirer)
Agreed and Signed by

/s/ Ding, Junshand
Mr. Ding, Junshand, an authorized representative Date: Nov. 28th., 2006

/s/ Julianna Lu
Julianna Lu, an authorized Signatory
The Chairman of Board and The Chief Executive Officer
CHINA HEALTH HOLDING INC.(USA NASD OTCBB: CHHH)
Nov.28th , 2006
Business Address
101 Convention Center Drive, Suite 700,
Las Vegas, NV 89107-2001 USA